Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Preliminary Unaudited Fiscal

Fourth Quarter 2018 Sales Results and Updated Fiscal Year 2018 Guidance

Provides Initial Guidance for Fiscal Year 2019

Company to Optimize Restaurant Portfolio in part through Refranchising of Select Locations

ICR Conference Presentation and Webcast at 10:00 am ET Today

Lake Forest, CA. January 14, 2019 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today announced preliminary unaudited fiscal fourth quarter 2018 sales results for the period ending January 1, 2019 ahead of management’s presentation and webcast at the ICR Conference at 10:00 am ET this morning. Del Taco also provided updated guidance for fiscal year 2018 as well as initial guidance for fiscal year 2019.

Fiscal Fourth Quarter 2018 Highlights

•	System-wide comparable restaurant sales grew 1.9%, marking the 21st consecutive quarter of gains;

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Company-operated comparable restaurant sales grew 1.0%, marking the 26th consecutive quarter of gains. Company-operated comparable restaurant sales growth was comprised of average check growth of 4.9%, including over 1% of menu mix growth, partially offset by a transaction decrease of 3.9%;

•	Franchised comparable restaurant sales grew 3.2%;

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Total revenue of approximately $157.1 million (including $4.1 million of franchise advertising contributions and $0.3 million of other franchise revenue required as part of the revenue recognition rules adopted in the fiscal first quarter of 2018 whereby the offsetting impact is an increase to expenses such that there is no impact on operating income and net income), representing 7.2% growth from the fiscal fourth quarter of 2017; and

•	Company restaurant sales of approximately $146.7 million, representing 4.4% growth from the fiscal fourth quarter of 2017.

Adjusted EBITDA* is a non-GAAP measure and defined below under “Key Financial Definitions”.

The expected sales results are preliminary and unaudited, have not been reviewed by our independent registered public accountants, and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release financial and operating results for its fiscal fourth quarter and fiscal year ended January 1, 2019 during March 2019.

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “Preliminary comparable restaurant sales performance during the fourth quarter reflected sequential improvement from the third quarter despite continued competitive discounting, and again included stronger results from our franchisees which supports brand portability due to their broad geographic footprint. Our comprehensive plan in 2019 includes pricing, menu mix and transaction strategies designed to achieve positive comparable restaurant sales in 2019, and to protect our strong restaurant margins. This plan is buoyed by key transaction initiatives designed to enhance our core value program, deliver exciting new products and expand our digital presence through our new App and launch of multiple third party delivery providers.”

Cappasola continued, “This morning, we also provided initial guidance for 2019 and announced our intention to surgically evolve our restaurant portfolio to stimulate growth in new restaurants and existing restaurant AUV’s. This effort begins in the LA area by acquiring three high volume franchise restaurants and refranchising thirteen lower volume company restaurants during the first quarter of 2019. Further planned actions include refranchising non-core Western markets to new or existing franchisees with proven operational and development capabilities which would shift our approximately 55% current company ownership to approximately 45% by the summer of 2020. Our portfolio optimization strategy positions the brand for accelerated franchise growth and focuses company operations on our core Western markets and strategic seed markets to support emerging market growth.”

Updated Fiscal Year 2018 Guidance

Based upon these preliminary unaudited sales results, Del Taco is offering the following updated guidance for fiscal year 2018, a 52 week period ending on January 1, 2019.

•	System-wide comparable restaurant sales growth of approximately 2.5%, including 1.5% for company-operated restaurants and 3.8% for franchised restaurants;

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Total revenue of approximately $505.3 million (including $13.3 million of franchise advertising contributions and $0.9 million of other franchise revenue required as part of the new revenue recognition rules adopted in the fiscal first quarter 2018 whereby the offsetting impact is an increase to expenses such that there is no impact on operating income and net income), representing 7.2% growth from fiscal year 2017;

•	Company restaurant sales of approximately $471.2 million, representing 4.2% growth from fiscal year 2017;

•	Restaurant contribution margin* of at least 19.5% (representing the high end of the previously guided range);

•	Adjusted EBITDA* of at least $71.5 million (representing the high end of the previously guided range); and

•	Twenty five system-wide restaurant openings, including thirteen company-operated restaurants.

Restaurant contribution* and Adjusted EBITDA* are non-GAAP measures and defined below under “Key Financial Definitions”.

Restaurant Development

During the fiscal fourth quarter 2018, the Company opened seven company-operated and eight franchised restaurants for a total of fifteen system-wide openings.

During fiscal year 2018, the Company opened thirteen company-operated and twelve franchised restaurants for a total of twenty five system-wide openings. There were also a total of nine system-wide closures, consisting of six company-operated and three franchised restaurants.

Repurchase Program for Common Stock and Warrants

During the fiscal fourth quarter 2018, the Company repurchased 765,209 shares of common stock at average price of $11.05 per share for a total of $8.5 million, and repurchased 20,596 warrants at an average price per warrant of $1.93. As of the end of the fiscal fourth quarter approximately $29.6 million remains under our $75 million repurchase authorization.

Initial Fiscal Year 2019 Guidance

The Company is providing the following initial guidance for the 52-week fiscal year 2019 ending December 31, 2019, based in part on preliminary and unaudited fiscal year 2018 sales results and therefore remain subject to change. This guidance embeds the acquisition of three high volume restaurants and refranchise of thirteen lower volume restaurants in the LA area during the first quarter of 2019, and does not include any potential impacts from the adoption of the new lease accounting rules. Additional guidance will be forthcoming when fiscal fourth quarter and fiscal year 2018 financial results are reported in March 2019.

•	System-wide comparable restaurant sales growth of low-single digits;

•	Total revenue between $517 million and $527 million;

•	Company restaurant sales between $481 million and $491 million;

•	Menu pricing of up to 4%;

•	Food inflation of approximately 2% to 3%, including higher distribution and transportation costs;

•	Labor inflation of approximately 6%, primarily driven by a $1 increase in California minimum wage (from $11 to $12) which took effect earlier this month;

•	Restaurant contribution* margin between 18.8% and 19.3%;

•	Adjusted EBITDA* between $70.0 million and $72.5 million; and

•	At least 25 gross system-wide new unit openings and an estimated 1% system-wide closure rate. System-wide new unit openings in fiscal year 2019 will slightly skew toward franchise restaurants.

Restaurant contribution* and Adjusted EBITDA* are non-GAAP measures and defined below under “Key Financial Definitions”.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Restaurant Portfolio Optimization

The Company intends to optimize its restaurant portfolio to help stimulate growth in new restaurants and existing restaurant AUV’s. This includes the following actions and is expected to shift our approximately 55% current company ownership to approximately 45% by the summer of 2020.

•	The Company expects to finalize a purchase of three high volume franchised restaurants in the LA area during the fiscal first quarter of 2019 which will be immediately accretive to earnings.

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The Company expects to refranchise thirteen lower volume company-operated restaurants in the LA area to three separate and experienced Del Taco franchisees during the fiscal first quarter of 2019. These franchisees have each previously demonstrated their ability to improve performance at restaurants they acquired from other Del Taco franchisees.

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The Company also expects to refranchise non-core Western markets to new or existing franchisees with proven operational and development capabilities who commit to additional development in these and/or other markets. Because the exact timing of these refranchising transactions has not yet been determined, they are not embedded within the initial fiscal year 2019 guidance referenced above.

ICR Conference Participation

John D. Cappasola, Jr., President and Chief Executive Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer; will present at the ICR Conference this morning, Monday, January 14, 2019 at the Grande Lakes Hotel and Resort in Orlando, Florida. The presentation will begin at 10:00 AM Eastern Time and will be webcast live and later archived.

The presentation will be posted to the Del Taco website before the presentation begins at investor.deltaco.com under the “News & Events” tab, where the webcast will be viewable. The webcast can also be viewed directly through the conference website at www.icrconference.com.

Key Financial Definition

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution* is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors.

Adjusted EBITDA* is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and (ii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant’s working kitchen with the value and convenience of a drive-thru. Del Taco’s menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, hand-sliced avocado, hand-grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco. Del Taco’s new advertising campaign, “Celebrating the Hardest Working Hands in Fast Food,” further communicates the company’s commitment to providing guests with fresh, quality food prepared by hand every day. Founded in 1964, today Del Taco serves more than three million guests each week at its 580 restaurants across 14 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended January 2, 2018, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Investor Relations Contact:

Raphael Gross

(203) 682-8253

investor@deltaco.com